Exhibit 10.45


                     AMENDMENT NO 1. TO TERM LOAN AGREEMENT

     This Amendment No. 1 to Term Loan Agreement dated as of November 29, 2006 (this "Amendment") is entered into among Quaker Fabric Corporation of Fall River, a Massachusetts corporation (the "Borrower"), Quaker Fabric Corporation, a Delaware corporation (the "Parent", and, collectively with the Borrower, the "Credit Parties"), 1903 Debt Fund, LP, Bernard National Loan Investors, Ltd., and Bernard Global Loan Investors, Ltd. (collectively, the "Lenders"), and GB Merchant Partners, LLC, as administrative agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement referred to below.

                              W I T N E S S E T H:

     WHEREAS, the Credit Parties, the Lenders, and the Administrative Agent are parties to that certain Term Loan Agreement dated as of November 9, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

     WHEREAS, the Credit Parties, the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.  Amendment.  Subject to the  conditions  precedent  set forth in
Section 2 hereof,  the Credit  Agreement is hereby  amended by deleting  Section
8.5.2. in its entirety, and inserting the following new Section 8.5.2. in its stead:

     "8.5.2 Disposition of Assets.

          (a) Neither the Parent nor the Borrower will, or will permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of any assets, other than:

          (i) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices,

          (ii) sales of Real Property, as contemplated by the Business Plan; provided, that (x) the Adjusted Net Proceeds received on account of any Real Property Sale is greater than or equal to the amount of Minimum Proceeds for the applicable parcel of Real Property, or if less than such amount, the Borrower receives the prior written consent of the Administrative Agent for such sale, and (y) all of the Net Proceeds from such Real Property Sale are applied, contemporaneously upon receipt, as a mandatory prepayment of the Term Loans in accordance with Sections 3.1.3(a) and 3.1.7;

          (iii) sales of machinery and equipment; provided, that (x) all of the Net Proceeds from such Equipment Sale are applied, contemporaneously upon receipt, as a mandatory prepayment of the Term Loans in accordance with Sections 3.1.4(b) and 3.1.7, and (y) in the case of Equipment Sales generating Net Proceeds in excess of $75,000 in the case of any individual Equipment Sale or $250,000 in the aggregate for all such Equipment Sales in any Fiscal Year, (A) prior to consummating any such Equipment Sale, the Borrower, the Parent or such Subsidiary shall have solicited offers to purchase the applicable assets from at least two (2) nationally recognized dealers of the subject assets and shall have provided the Administrative Agent with copies of any offers or bids so received, (B) not less than 100% of the aggregate consideration attributable to any item of Equipment constituting part of such Equipment Sale is payable by the purchaser of such Equipment in cash prior to or contemporaneously with the delivery of such item of Equipment, (C) 100% of the aggregate consideration payable by the purchaser under such Equipment Sale is payable within sixty (60) days after the date of execution of the applicable agreement relating to such Equipment Sale, and (D) the aggregate purchase price for the Equipment subject to such Equipment Sale is equal to or greater than 70% of the Net Orderly Liquidation Value of all such Equipment.

          (b) In connection with any disposition of assets  permitted under this
     Section 8.5.2., each of the Lenders hereby authorizes the Administrative Agent to execute and deliver any collateral releases necessary to release its Liens on such assets; provided, that in the case of any Mortgaged Property, the Lenders hereby authorizes the Administrative Agent to release its Lien on any parcel of Mortgaged Property upon consummation of any Real Property Sale yielding Adjusted Net Proceeds equal to or greater than the Minimum Proceeds for such parcel of Mortgaged Property (or such lesser amount to which the Administrative Agent shall have consented)."

     SECTION 2. Condition Precedent; Effective Date. The Administrative Agent, the Lenders and the Credit Parties agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to the Administrative Agent:

     (i) the execution hereof by the Credit Parties, the Required Lenders and the Administrative Agent; and

     (ii) the execution and delivery of a consent under the Revolving Credit Agreement.

     SECTION 3. Borrower Representations and Warranties. Each Credit Party hereby represents and warrants that (a) this Amendment constitutes its legal, valid and binding obligation, enforceable against such Credit Party in accordance with the terms hereof, (b) after giving effect to this Amendment, (i) the representations and warranties contained in the Credit Agreement are correct in all material respects as though made on and as of the date of this Amendment, and (ii) no Default or Event of Default has occurred and is continuing.

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


     SECTION 4. Reference to and Effect on the Credit Agreement.

     4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified hereby.

     4.2 Except as specifically set forth in Section 1 hereof, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

     4.3 The execution, delivery and effectiveness of this Amendment shall not operate or be construed as a waiver or forbearance with respect to any Defaults or Events of Default under the Credit Agreement which may now or hereafter exist, or the waiver of any right, power or remedy which the Administrative Agent and the Lenders may have with respect thereto under the Credit Agreement or applicable law. The Lenders hereby reserve any and all rights which may now or hereafter exist in favor of the Lenders under the Credit Agreement.

     SECTION 5. Consent and Acknowledgment. Pursuant to the terms of a letter agreement dated November 15, 2006, between International Textile Machinery Sales, Inc. ("International") and the Borrower (the "International Letter
Agreement"), the Borrower has agreed to sell and International has agreed to purchase certain Equipment of the Borrower (the "International Equipment Sale"). The Administrative Agent and the Lenders hereby consent to the International Equipment Sale on the terms set forth in the International Letter Agreement, and agree that the Administrative Agent shall release its liens on the Equipment sold as part of the International Equipment Sale; provided, that the Administrative Agent shall only release its liens on specific items of Equipment delivered to International as and to the extent the Borrower has received the applicable purchase price attributable to such items of Equipment pursuant to the International Letter Agreement. The Administrative Agent and the Lenders acknowledge that the first Equipment Appraisal Report required to be delivered to the Administrative Agent pursuant to Sections 3.1.4(a)(i) and 7.15.2 of the Credit Agreement shall be delivered in April, 2007; provided that the foregoing shall not limit the right of the Administrative Agent to request or require appraisals of the Equipment on a more frequent basis upon the occurrence of a Default or Event of Default.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the Commonwealth of Massachusetts.

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


     SECTION 8. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                            (Signature pages follow)



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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 Term Loan Agreement to be duly executed and delivered as of the date first above written.


                                               QUAKER FABRIC CORPORATION OF FALL
                                               RIVER

                                               By: /s/ Paul J. Kelly
                                                  ------------------------------
                                               Name:   Paul J. Kelly
                                               Title:  Chief Financial Officer
                                                       and Vice President
                                                       Finance


                                               QUAKER FABRIC CORPORATION

                                               By: /s/ Paul J. Kelly
                                                  ------------------------------
                                               Name:   Paul J. Kelly
                                               Title:  Chief Financial Officer
                                                       and Vice President
                                                       Finance

                                               GB MERCHANT PARTNERS, LLC,
                                               as Administrative Agent

                                               By: /s/ Alan Goldstein
                                                  ------------------------------
                                               Name:   Alan Goldstein
                                               Title:  Chief Financial Officer
                                                       and Manager

                                               1903 DEBT FUND, LP

                                               By: /s/ Alan Goldstein
                                                  ------------------------------
                                               Name:   Alan Goldstein
                                               Title:  Manager

                                               BERNARD NATIONAL LOAN INVESTORS,
                                               LTD.

                                               By: Bernard Capital Funding, LLC
                                                   Its Investment Advisor

                                               By: /s/ Daniel B. Zwirn
                                                  ------------------------------
                                               Name:   Daniel B. Zwirn
                                               Title:  Managing Partner

                                               BERNARD GLOBAL LOAN INVESTORS,
                                               LTD.

                                               By: Bernard Capital Funding, LLC
                                                   Its Investment Advisor

                                               By: /s/ W. Ginsberg
                                                  ------------------------------
                                               Name:   W. Ginsberg
                                               Title:  Director


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